UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 20, 2006

PDL BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 20, 2006, the Board of Directors of PDL BioPharma, Inc. (“PDL”) elected Bradford S. Goodwin, to serve as a Class II member of PDL’s Board of Directors (the “Board”), with a term expiring at the 2006 annual meeting of stockholders. Mr. Goodwin was elected on the recommendation of the Nominating and Governance Committee of the Board. The press release announcing Mr. Goodwin’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Goodwin currently is Chief Executive Officer and a member of the Board of Directors of Novacea, Inc., a biopharmaceutical company focused on in-licensing, developing and commercializing novel therapies for the treatment of cancer. Prior to joining Novacea in 2001, Mr. Goodwin was President, Chief Operating Officer and Founder of Collabra Pharma, a company offering pharmaceutical product licensing and development, from April 2000 to July 2001. Mr. Goodwin currently also is chairman of the board of directors of CoTherix, Inc., a biopharmaceutical company focused on licensing, developing and commercializing therapeutic products for the treatment of cardiopulmonary and infectious diseases. Mr. Goodwin received his bachelor’s degree from the University of California at Berkeley.

Pursuant to PDL’s current policy for the compensation of directors who are not employees of PDL, Mr. Goodwin is authorized to receive cash compensation in the amount of $18,000 per year, an additional fee of $1,000 for each Board meeting at which he is present in person and $500 for each Board meeting at which he is present by telephone. Pursuant to PDL’s 2002 Outside Directors Stock Option Plan (the “2002 Directors Plan”), in connection with Mr. Goodwin’s election to the Board, Mr. Goodwin will receive an automatic initial grant of an option to purchase 15,000 shares of PDL’s common stock with an exercise price equal to $29.80, the fair market value of a share of PDL’s common stock on April 20, 2006. Mr. Goodwin would also be entitled, pursuant to the terms and conditions set forth in the 2002 Directors Plan, to receive an automatic annual grant on the date of each annual meeting of PDL’s stockholders of an option to purchase 15,000 shares of PDL’s common stock at the fair market value on the date of grant, provided that Mr. Goodwin remains an outside director immediately after such annual meeting. However, because Mr. Goodwin will not have served as a non-employee director for the entire time between the 2005 and 2006 annual meetings of PDL’s stockholders, at the 2006 annual meeting he would be entitled to receive an option for only a pro-rated portion of such 15,000 shares, calculated based on the number of months of his actual service as a non-employee director before the 2006 annual meeting. Mr. Goodwin’s initial option grant and any annual automatic option grant will vest monthly over 12 months, as long as Mr. Goodwin continues to be a director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, issued by PDL BioPharma, Inc. on April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2006

PDL BIOPHARMA, INC.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and
Chief Financial Officer